Exhibit 99.4

POLYPORE INTERNATIONAL, INC.

EXCHANGE OFFER TO HOLDERS OF ITS
$300,000,000 PRINCIPAL AMOUNT AT MATURITY OF ITS 10 1/2%
SENIOR DISCOUNT NOTES DUE 2012

NOTICE OF GUARANTEED DELIVERY

        As set forth in the Prospectus, dated            , 2005 (as the same may be amended or supplemented from time to time, the "Prospectus"), of Polypore International, Inc. (the "Company") under the heading "The exchange offers—How to tender" and in the Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by the Company to exchange $300,000,000 in principal amount at maturity of its 10 1/2% Senior Discount Notes due 2012 for all of its outstanding 10 1/2% Senior Discount Notes due 2012, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Notes").

        This form or one substantially equivalent hereto must be used to accept the Exchange Offer of the Company if the certificates for the Original Notes and all other documents required by the Letter of Transmittal cannot be delivered to the Exchange Agent (as defined below) on or prior to the Expiration Date (as defined in the Prospectus) or compliance with book-entry transfer procedures cannot be effected on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission, letter or courier to the Exchange Agent.

To:

THE BANK OF NEW YORK,
(the "Exchange Agent")

FOR THE ORIGINAL NOTES

By Mail, Hand or Courier:
The Bank of New York
Corporate Trust Department
Reorganization Unit
101 Barclay Street
Floor 7 East
New York, New York 10286
Attention: Mr. Kin Lau

By Facsimile:
(212) 298-1915

        Confirm By Telephone:
(212) 815-3750

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMITTAL OF THIS INSTRUMENT TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which are hereby acknowledged, the principal amount of the Original Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.

  Principal Amount at Maturity of Original Notes Tendered:

Certificate Nos. (if available):

Total Principal Amount at Maturity Represented by Original Notes Certificate(s):

If Original Notes will be delivered by book-entry transfer at the Depository Trust Company, insert:
Account Number:

Dated:	, 2005

  Sign Here

Signature(s):

Please Print the Following Information:
Name(s):

Address:

Area Code and Tel. No(s):

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GUARANTEE

    The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three business days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

Name of Firm:
Authorized Signature:
Number and Street or P.O. Box:
City:	State:	Zip Code:
Area Code and Tel. No.:
Dated:	, 2005

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